Exhibit 99.1

              AMERICAN SOIL TECHNOLOGIES ANNOUNCES NEW FISCAL YEAR

PASADENA, CALIF. --FEBRUARY 20, 2003 American Soil Technologies, Inc. (OTCBB:
SOYL) announced today that the Board of Directors has amended the Company's Bylaws changing its fiscal year from June 30 to December 31.

The Company stated that this new calendar year end is more representative of the agricultural and turf industries and will give a more seasonally accurate view of the Company's progress.

ABOUT AMERICAN SOIL TECHNOLOGIES, INC.
American Soil Technologies develops, manufactures and markets cutting-edge technology that decreases the need for water in agriculture and other plant growing environments while increasing crop yield and reducing the environmental damage caused by common farming practices. The Company also holds exclusive rights to a soil washing technology that removes hydrocarbon contaminants from soil. More product information can be found on the corporate Web site, located at www.americansoiltech.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.


FOR MORE INFORMATION CONTACT:
American Soil Technologies, Inc.
Tel: 626 793 2435

Mark Moody
Tel: 858 453 4101 ext 105